FOURTH AMENDMENT TO PIMCO SERVICES AGREEMENT

THIS AMENDMENT (“Amendment”) is made as of May 1, 2019 by and between Pacific Investment Management Company LLC (“PIMCO”) and Pacific Life Insurance Company (the “Company”).

W I T N E S S E T H

WHEREAS, PIMCO and the Company entered into that certain PIMCO Services Agreement dated May 1, 2010, as amended (the “Agreement”);

WHEREAS, PIMCO and the Company desire to amend the Agreement to allow the Company to provide Services to owners of Variable Contracts invested in Institutional Class shares of certain Portfolios of the Trust; and

WHEREAS, Section 5 of the Agreement provides for the amendment of the Agreement;

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and for other good and valuable consideration, hereby agree as follows:

1.                                      As used in the Agreement and its subsequent amendments, “Shares” shall refer collectively to Advisor Class shares and Institutional Class shares.

2.                                      Unless otherwise defined in this Amendment, the terms used herein shall have the same meanings they have in the Agreement.

3.                                      The amendments set forth herein shall be effective as of May 1, 2019.

4.                                      Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.

5.                                      This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ ERIC MOGELOF
Name:	Eric Mogelof
Title:	Managing Director

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ JOSE T. MISCOLTA
Name:	Jose. T. Miscolta
Title:	Assistant Vice President

Attest:	/s/ BRANDON J. CAGE
Brandon J. Cage
Assistant Secretary